UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2022

EVgo Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39572	85-2326098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11835 West Olympic Boulevard, Suite 900E Los Angeles, California	90064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 494-3833

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A common stock, $0.0001 par value per share	EVGO	The Nasdaq Global Select Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	EVGOW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On November 10, 2022, EVgo Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Agreement”) with J.P. Morgan Securities LLC, Goldman Sachs & Co. and Evercore Group, L.L.C. as sales agents (the “Agents”). Pursuant to the terms of the Agreement, the Company may sell from time to time through the Agents (the “Offering”), shares of the Company’s Class A common stock, par value $0.0001 per share, having an aggregate offering price of up to $200,000,000 (the “Common Stock”).

Any Common Stock offered and sold in the Offering will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-266753) filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 10, 2022 and declared effective on August 25, 2022 (the “Registration Statement”), the prospectus supplement relating to the Offering filed with the SEC on November 10, 2022 and any additional applicable prospectus supplements related to the Offering that form a part of the Registration Statement. Sales of Common Stock, if any, under the Agreement may be made by any means permitted by law, including by means of ordinary brokers’ transactions, in over the counter transactions, in negotiated transactions or in any transaction that meets the definition of an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

The Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Agents, including with respect to liabilities under the Securities Act, other obligations of the parties and termination provisions. Under the terms of the Agreement, the Company will pay the Agents a commission of up to 3% of the gross sales price of the Common Stock sold.

The Company plans to use the net proceeds from the Offering, after deducting the Agents’ commissions and the Company’s offering expenses, for general corporate purposes, which may include, among other things, additions to working capital, repayment or refinancing of any indebtedness or other corporate obligations, financing of capital expenditures and acquisitions and investment in existing and future projects. Pending the use of the net proceeds as described above, the Company intends to invest these net proceeds in investment-grade interest-bearing obligations, highly liquid cash equivalents, certificates of deposit, or direct or guaranteed obligations of the United States of America.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated by reference herein. A legal opinion relating to the Common Stock is filed herewith as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Equity Distribution Agreement, dated November 10, 2022, by and between the Company and J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and Evercore Group L.L.C.
5.1	Opinion of Vinson & Elkins L.L.P.
23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVgo Inc.

November 10, 2022	By:	/s/ Olga Shevorenkova
	Name:	Olga Shevorenkova
	Title:	Chief Financial Officer
(Principal Financial Officer)

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